Exhibit 23.1


         I consent to the reference of my firm under the caption "Experts" and the use of my report dated March 22, 2002 in the registration statement on Form SB-2 (No. 333-76792) and related Prospectus of 800America.com, Inc. dated June 21, 2002.

                                                     /s/ Jack F. Burke, Jr. CPA
                                                     --------------------------
                                                     Jack F. Burke, Jr. CPA

Hattiesburg, Mississippi

June 19, 2002